UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 19, 2010 (November 18, 2010)
Date of Report (Date of earliest event reported)

NICOR INC.
(Exact name of registrant as specified in its charter)

Illinois	1-7297	36-2855175
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1844 Ferry Road
Naperville, Illinois 60563-9600
 (Address of principal executive offices) (Zip Code)

(630) 305-9500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  [  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  [  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  [  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  [  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)     On November 18, 2010, the Compensation Committee of the Board of Directors of Nicor Inc. (the “Company”) amended the outstanding restricted stock unit agreements (the “RSU Agreements”) between the Company and participating employees of the Company and it subsidiaries. The amendments, which have been adopted to comply with requirements of Section 409A of the Internal Revenue Code, modify the treatment of dividend equivalents for employees whose rights to restricted stock units have vested.  A copy of the amendments, one of which is applicable to participating employees of the Company and its subsidiaries other than Tropical Shipping and the second of which is applicable to participating employees of Tropical Shipping, are filed as exhibits to this report and their terms are incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)	Exhibits

      The following are filed as exhibits to this report

10.01	Amendment to Restricted Stock Unit Agreements Nicor Inc. 2006 Long-Term Incentive Plan (Non-Tropical)
10.02	Amendment to Restricted Stock Unit Agreements Nicor Inc. 2006 Long-Term Incentive Plan (Tropical)

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nicor Inc.

Date November 19, 2010	/s/ KAREN K. PEPPING
Karen K. Pepping
Vice President and Controller
(Principal Accounting Officer and
Duly Authorized Officer)

Exhibit Index

Exhibit
Number             Description of Documents

10.01	Amendment to Restricted Stock Unit Agreements Nicor Inc. 2006 Long-Term Incentive Plan (Non-Tropical)
10.02	Amendment to Restricted Stock Unit Agreements Nicor Inc. 2006 Long-Term Incentive Plan (Tropical)